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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


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

                              SUBSIDIARIES OF THE REGISTRANT


Subsidiary                                     Ownership           State of Incorporation
----------                                     ---------           ----------------------

Dearborn Savings Association, F.A.                100%                     Federal
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